Exhibit 99.1

Beeline to Announce Q2 2025 Financial Results and Host Stakeholder Update Call

Providence, Rhode Island—(Newsfile Corp. – July 18, 2025) - Beeline Holdings, Inc. (NASDAQ: BLNE), the fast-growing digital mortgage platform redefining the path to homeownership, today announced it will release its financial results for the second quarter of 2025 after market close on Thursday, August 14, 2025, followed by a stakeholder update call at 5:00 PM ET.

The call will be hosted by Nick Liuzza, Chief Executive Officer, and Chris Moe, Chief Financial Officer, who will review the company’s performance and provide updates on ongoing initiatives.

Call Details:

●	Listen-only webcast: https://www.gowebcasting.com/14078

●	Toll-Free Dial-In (U.S.): 1-833-752-5070

●	International Dial-In: 1-647-849-3415

About Beeline Financial Holdings, Inc.

Beeline Financial Holdings, Inc. is a trailblazing mortgage fintech transforming the way people access property financing. Through its fully digital, AI-powered platform, Beeline delivers a faster, smarter path to home loans-whether for primary residences or investment properties. Headquartered in Providence, Rhode Island, Beeline is reshaping mortgage origination with speed, simplicity, and transparency at its core. The company is a wholly owned subsidiary of Beeline Holdings and also operates Beeline Labs, its innovation arm focused on next-generation lending solutions.

Contact:

ir@makeabeeline.com